Exhibit 5.1

May 3, 2019

CyrusOne Inc.

CyrusOne GP

CyrusOne LP

CyrusOne Finance Corp.

2101 Cedar Springs Road, Suite 900

Dallas, Texas 75201

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust (the “General Partner”), CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), and CyrusOne Finance Corp., a Maryland corporation (“CyrusOne Finance” and, together with the Operating Partnership, the “Subsidiary Issuers”), in connection with certain matters of Maryland law arising out of the registration of the following securities (collectively, the “Securities”):  (a) shares of common stock, $0.01 par value per share, of the Company (“Common Shares”); (b) shares of preferred stock, $0.01 par value per share, of the Company (“Preferred Shares”); (c) debt securities of the Company (“Company Debt Securities”); (d) debt securities of the Subsidiary Issuers (“Subsidiary Debt Securities”); (e) warrants to purchase Common Shares, Preferred Shares or Company Debt Securities (“Warrants”); (f) rights to purchase Common Shares, Preferred Shares or Company Debt Securities (“Rights”); (g) units comprised of two or more types of Securities of the Company (“Units”); and (h) guarantees by the Company and the General Partner of the obligations of the Subsidiary Issuers under the Subsidiary Debt Securities (“Guarantees”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, the General Partner and the Subsidiary Issuers, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                      The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

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2.                                      The charter of the Company (the “Company Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                                      The Amended and Restated Bylaws of the Company (the “Company Bylaws”), certified as of the date hereof by an officer of the Company;

4.                                      The Certificate of Limited Partnership of the Operating Partnership (the “Partnership Certificate”), certified by the SDAT;

5.                                      The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”), certified as of the date hereof by an officer of the Company;

6.                                      The Certificate of Trust of the General Partner (the “Certificate of Trust”), certified by the SDAT;

7.                                      The Declaration of Trust of the General Partner (the “Declaration of Trust”), certified as of the date hereof by an officer of the Company;

8.                                      The charter of CyrusOne Finance (the “FinCo Charter”), certified by the SDAT;

9.                                      The Bylaws of CyrusOne Finance (the “FinCo Bylaws”), certified as of the date hereof by an officer of CyrusOne Finance;

10.                               Certificates of the SDAT as to the good standing of the Company and the Subsidiary Issuers, each dated as of a recent date;

11.                               Resolutions (the “Board Resolutions”) adopted by the Board of Directors of the Company (the “Company Board”), in the Company’s own capacity and in the Company’s capacity as the sole trustee of the General Partner, in the General Partner’s own capacity and in the General Partner’s capacity as the sole general partner of the Operating Partnership, relating to the registration of the Securities (the “Company Resolutions”), certified as of the date hereof by an officer of the Company;

12.                               Resolutions (the “FinCo Resolutions”) adopted by the Board of Directors of CyrusOne Finance (the “FinCo Board”), relating to the registration of the Subsidiary Debt Securities (the “FinCo Resolutions”), certified as of the date hereof by an officer of CyrusOne Finance;

13.                               A certificate executed by an officer of the Company and of CyrusOne Finance, dated the date hereof; and

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14.                               Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company or the Subsidiary Issuers) is duly authorized to do so.

3.                                      Each of the parties (other than the Company or the Subsidiary Issuers) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                                      The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Company Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law (the “MGCL”), the Company Charter, the Company Bylaws and the Company Resolutions (such approval referred to herein as the “Company Corporate Proceedings”).

6.                                      The issuance of, and certain terms of, the Guarantees to be issued by the General Partner from time to time will be authorized by the Company, in its capacity as sole trustee of the General Partner, in accordance with and not in violation of the MGCL, the Maryland Statutory Trust Act (the “Trust Act”), the Company Charter, the Company Bylaws, the Certificate of Trust, the Declaration of Trust and the Company Resolutions (such approval referred to herein as the “GP Proceedings”).

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7.                                      The issuance of, and certain terms of, the Subsidiary Debt Securities to be issued by the Subsidiary Issuers from time to time will be authorized and approved by the FinCo Board, or by a duly authorized committee thereof, and the Company, in its capacity as sole trustee of the General Partner, in its capacity as the sole general partner of the Operating Partnership, in accordance with and not in violation of the MGCL, the Maryland Revised Uniform Limited Partnership Act, the Trust Act, the Company Charter, the Company Bylaws, the Partnership Certificate, the Partnership Agreement, the Certificate of Trust, the Declaration of Trust, the FinCo Charter, the FinCo Bylaws, the Company Resolutions and the FinCo Resolutions (such approval referred to herein as the “Debt Corporate Proceedings”).

8.                                      Articles Supplementary classifying and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.

9.                                      Upon the issuance of any Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion, exchange or exercise of any other Securities convertible into or exchangeable or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Company Charter.

10.                               Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Company Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Company Charter.

11.                               None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VII of the Company Charter or any comparable provision in the Articles Supplementary classifying any class or series of Preferred Shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      Each of the Company and CyrusOne Finance is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.  The Operating Partnership is a limited partnership duly formed

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and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.  The General Partner is a statutory trust duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      Upon the completion of all Company Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Company Resolutions and the Company Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.                                      Upon the completion of all Company Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Company Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.                                      Upon the completion of all Company Corporate Proceedings relating to Securities that are Company Debt Securities, the issuance of the Company Debt Securities will be duly authorized.

5.                                      Upon the completion of all Debt Corporate Proceedings relating to Securities that are Subsidiary Debt Securities, the issuance of the Subsidiary Debt Securities will be duly authorized.

6.                                      Upon the completion of all Company Corporate Proceedings relating to Securities that are Warrants, the issuance of the Warrants will be duly authorized.

7.                                      Upon the completion of all Company Corporate Proceedings relating to Securities that are Rights, the issuance of the Rights will be duly authorized.

8.                                      Upon the completion of all Company Corporate Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized.

9.                                      Upon the completion of all Company Corporate Proceedings and GP Proceedings relating to Securities that are Guarantees, the issuance of the Guarantees will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any

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matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP